Exhibit (h)(2)

FORM OF FIRST AMENDMENT TO THE

DEALER MANAGER AGREEMENT

(THIS “FIRST AMENDMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Investment Corporation, a Maryland corporation (the “Company”), in its initial public offering (the “Initial Public Offering”) of up to $1,500,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-149374) filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2008, as amended from time to time, and a Dealer Manager Agreement, dated September 24, 2008 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FB Income Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, on June 8, 2011, the Company filed a registration statement on Form N-2 (File No. 333-174784) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 100,000,000 shares of Common Stock (together with any additional shares covered by the Follow-On Registration Statement, the “Follow-On Shares”);

WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering pursuant to the terms of the Dealer Manager Agreement; and

WHEREAS, the Dealer Manager intends to amend the form of Selected Dealer Agreement (the “Selected Dealer Agreement”) in accordance with the terms of the Amendment to the Selected Dealer Agreement attached hereto as Exhibit A (the “SDA Amendment”), pursuant to which selected dealers (each, a “Selected Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Stock will sell and distribute the Follow-On Shares in the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Offered Shares. The term “Offered Shares” in the Dealer Manager Agreement shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

2. Selected Dealer Agreement. The term “Selected Dealer Agreement” in the Dealer Manager Agreement shall mean the Selected Dealer Agreement, as amended by the SDA Amendment attached hereto as Exhibit A, pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares in the Follow-On Offering.

3. Effectiveness. This First Amendment shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this First Amendment is executed by the Company.

4. Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Dealer Manager Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Dealer Manager Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

5. Counterparts. The parties hereto may sign any number of copies of this First Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this First Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this First Amendment or such other document or instrument, as applicable.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Dealer Manager Agreement to be duly executed as of the last date written below.

Date:	COMPANY: FS INVESTMENT CORPORATION

By:
Name:
Title:

Date:	DEALER MANAGER: FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

Date:	ADVISOR: FB INCOME ADVISOR, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF FIRST AMENDMENT TO THE

SELECTED DEALER AGREEMENT

(THIS “FIRST AMENDMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Investment Corporation, a Maryland corporation (the “Company”), in its initial public offering (the “Initial Public Offering”) of up to $1,500,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-149374) filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2008, as amended from time to time, and a Dealer Manager Agreement, dated September 24, 2008 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FB Income Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, on June 8, 2011, the Company filed a registration statement on Form N-2 (File No. 333-174784) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 100,000,000 shares of Common Stock (together with any additional shares covered by the Follow-On Registration Statement, the “Follow-On Shares”) to be sold and distributed by the Dealer Manager pursuant to an amendment to the Dealer Manager Agreement, which amendment is attached hereto as Exhibit A (the “DMA Amendment”); and

WHEREAS, the Dealer Manager has entered into the DMA Amendment, pursuant to which it will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering, and desires to amend the Selected Dealer Agreement (the “Selected Dealer Agreement”) with the undersigned (the “Selected Dealer”) to reference offers and sales of such shares pursuant to the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Offered Shares. The term “Offered Shares” in the Selected Dealer Agreement shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

2. Dealer Manager Agreement. The term “Dealer Manager Agreement” in the Selected Dealer Agreement shall mean the Dealer Manager Agreement, as amended by the DMA Amendment attached hereto as Exhibit A.

3. Effectiveness. This First Amendment shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this First Amendment is executed by the Dealer Manager.

4. Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Selected Dealer Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Selected Dealer Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

5. Counterparts. The parties hereto may sign any number of copies of this First Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this First Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this First Amendment or such other document or instrument, as applicable.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Selected Dealer Agreement to be duly executed as of the last date written below.

Date:	DEALER MANAGER: FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

Date:	SELECTED DEALER:

By:
Name:
Title:

EXHIBIT A TO FIRST AMENDMENT TO SELECTED DEALER AGREEMENT

Amendment to Dealer Manager Agreement